ANGEL E. LANA, P.A.
                         CERTIFIED PUBLIC ACCOUNTANT
                            106 WINGED FOOT LANE
                            BOCA RATON, FL 33431


February 25, 2006

Securities and Exchange Commission
100 F Street, N.E.
Room 5544
Washington, D.C.  20549

     RE:  Creative Vending Corp.


     I have read the statements that I understand Creative Vending Corp. will include under Item 8 of its Annual Report on Form 10-KSB for the year ended December 31, 1996 regarding the change of auditors. I agree with such statements made regarding our firm. I have no basis to agree or disagree with other statements made under Item 8.

                                           Very truly yours,

                                           /s/ Angel E. Lana, P.A.
                                           -------------------------
                                           Angel E. Lana, P.A.